Exhibit 10.9

Agreement No.: HNWS-XCL-XZ-20230901-001

Housing Lease Agreement

Party A: Puyang Hengrun Construction State Petrochemical Co., Ltd.

Party B: Henan Net Plastic New Materials Technology Co., Ltd

Place of Signing: Taiqian County, Puyang City

Party A signed a lease agreement with the County Housing and Construction Bureau for a total of 117 units in Building 2, Minsheng Community, and fulfilled relevant responsibilities and obligations. On March 12, 2022, in order to actively cooperate with the work of the Taiqian County Government and the Energy, Chemical and Logistics Leading Group, the Taiqian County Industrial Cluster Management Committee issued a notice to Party A, requiring Party A to vacate the 8th, 9th and 10th floors of the leased Building 2 Unit 2 and hand them over to Party B on March 15 as scheduled. Considering that Party A has entered into annual agreements with the County Housing and Urban-Rural Development Bureau and the property management company, and has paid the annual rent and property management fees for the entire building, both parties, to clarify the rights and obligations of the primary lessee (Party A) and the borrowing party (Party B), and in respect of the facts, have reached the following agreement based on the principles of equality, mutual assistance, and amicable consensus, which both parties shall jointly observe.

I. According to the notice from the County Industrial Cluster Area Management Committee, from March 15, 2022, upon Party A’s delivery of the designated 15 units—807/ 808/ 809/ 810/ 811/ 812 on the 8th floor, 907/ 908/ 909/ 910/ 911/912 on the 9th floor, and 1008/ 1010/ 1011 on the 10th floor to Party B. After Party B delivers the day-to-day management of the house and the rent and property fee, water and electricity fee will be borne by Party B. The management requirements will be fulfilled by Party B according to the standard of rent and property fee, calculation method (above ground, underground, common area, etc.), and corresponding rights, After the delivery of the house to Party B, Party B will bear the rent, property fee, water and electricity fee, etc., and will fulfil the corresponding rights and obligations according to the standard of rent and property fee, calculation method (above ground, below ground, common share, etc.), and management requirements formulated by the County Housing and Urban-Rural Development Bureau.

II. Party A and Party B must take inventory of the facilities in the delivered house and sign for confirmation. Facilities that Party A has independently equipped and cannot be moved away can be given to Party B for use and must not be transferred or damaged, otherwise compensation will be paid according to the price.

III. The annual fees payable by Party B, calculated according to the established standards, shall be transferred to Party A upon confirmation by both parties. In the next year, Party A will pay the relevant fees according to the actual amount of the house to be used.

IV. Rental details are as follows:

Ground area (square meters)	Ground rent standard	Underground area (square meters)	Underground rent standard	Lease term	Total rent ($)
648.32	5 yuan/square	57.53	1 yuan/square	August 1, 2023 - July 31, 2024	39589.56 yuan
Ground rent in total 38899.2		Underground rent in total 690.36 yuan

Property management fee details are as follows:

Ground area (square meters)	Ground property fee standard	Underground area (square meters)	Underground property fee standard	Term	Water and electricity fee sharing standard	Total
648.32	1.2 yuan/square	57.53	0.5 yuan/square	August 1, 2023 - July 31, 2024	120 yuan/set/year	11480.98 yuan
Ground fee in total 9335.8 yuan		Underground fee in total 345.18 yuan			Average water and electricity sharing costs for 15 apartments $1,800.

V. Because Party A is adjusting the housing resources for temporary use to Party B for government work cooperation, Party B shall transfer the annual rent and property management fees to Party A for centralized management. However, Party B shall proactively return the housing resources to Party A in good condition upon completion of the borrowing.

VI. If any dispute arises during the performance of this Agreement, the two parties shall resolve it through negotiation. If the negotiation fails, either party may file a lawsuit in the People’s Court where the contract was signed.

VII. This agreement shall be signed in duplicate, with one copy for each party, and shall enter into force on the date of signature and seal of both parties. Each copy has the same legal effect.

Unit Name (Signature):

Puyang Hengrun Construction State Petrochemical Co., Ltd. (stamp)

Legal Representative (Signature)

Unit Name (signature):

Henan Net Plastic New Materials Technology Co., Ltd (stamp)

Legal representative (signature).

Date of signature: July 15, 2023

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